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                                  EXHIBIT 23



                     Consent of KPMG Peat Marwick LLP to
                     incorporation of reports in Form S-8
                                 No. 33-48497

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                                                             Exhibit 23




The Board of Directors
C.H. Heist Corp.:


We consent to the inclusion and incorporation by reference in the registration statement (No.33-48497) on Form S-8 of C.H. Heist Corp. of our reports dated February 16, 1996, relating to the consolidated balance sheets of C.H. Heist Corp. and subsidiaries as of December 31,1995 and December 25, 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and related schedule, which reports appear in, or are incorporated by reference into, the December 31, 1995 annual report on Form 10-K of C.H. Heist Corp.



                                           KPMG Peat Marwick LLP

Buffalo, New York
March 27, 1996